Exhibit 10.19

Freeline Therapeutics Holdings plc

2020 EMPLOYEE SHARE PURCHASE PLAN

The purpose of the Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan (the “Plan”) is to provide eligible employees of Freeline Therapeutics Holdings plc (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase Ordinary Shares or the number of American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6, equal to an Ordinary Share (the “Shares”). 427,863 Shares in the aggregate have been approved and reserved for this purpose, plus on January 1, 2022 and each January 1 thereafter through January 1, 2030, the number of Shares reserved and available for issuance under the Plan shall be cumulatively increased by the least of (i) 427,863 Ordinary Shares, (ii) one percent (1%) of the number of Shares issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of Shares as determined by the Administrator; it being understood that the number of Ordinary Shares increased by this sentence shall not exceed more than 3,850,767 Ordinary Shares in the aggregate.

The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, options will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for eligible employees. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Unless otherwise defined herein, capitalized terms in this Plan shall have the meaning ascribed to them in Section 11.

1. Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) determine the Offerings, (ii) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (iii) interpret the terms and provisions of the Plan; (iv) make all determinations it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States; (v) decide all disputes arising in connection with the Plan; and (vi) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase Shares under the Plan (“Offerings”) consisting of one or more Purchase Periods. Unless otherwise determined by the Administrator, the initial Offering will begin on a date determined by the Board and will end six (6) months from such date. Thereafter, unless otherwise determined by the Administrator, an Offering will begin on a date determined by the Board and will end six (6) months from such date. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed twenty-seven (27) months in duration or overlap with any other Offering.

3. Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan; provided that, unless otherwise determined by the Administrator, as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and have completed at least thirty (30) days of employment. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation, unless such individuals are required to be eligible to participate in the Plan pursuant to applicable law. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4. Participation.

An eligible employee may participate in an Offering by submitting an enrollment form (which may be in electronic format) to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The enrollment form will (a) state a whole percentage or the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Shares in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which Shares purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period. No interest will accrue or be paid on payroll deductions, except as may be required by applicable law. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions” in this Section 5 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section 5.

6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7. Withdrawal. A Participant may withdraw from participation in the Plan at any time prior to the end of an Offering by delivering a written notice of withdrawal to the Company in accordance with such procedures as may be established. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Shares purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of a Purchase Period (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) such maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the share ownership of a Participant, and all shares which the Participant has a contractual right to purchase shall be treated as shares owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase Shares under the Plan, and any other employee share purchase plan of the Company and its Designated Subsidiaries, to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such Shares (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole Shares reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of a Purchase Period solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering for any other reason will be refunded to the Participant promptly.

10. Issuance of Certificates. Shares purchased under the Plan will be registered only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose. The Company will not be required to deliver to any certificates evidencing Shares and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11. Definitions. For the purposes of the Plan, the following terms shall be defined as set forth below:

“Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company share options and similar items.

“Designated Subsidiary” means any present or future Subsidiary that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may further designate such companies or Participants as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which eligible employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and determine which Designated Subsidiaries will participate in separate Offerings (to the extent that the Company makes separate Offerings). For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Subsidiaries; provided, however, that, at any given time, a Subsidiary that is a Designated Subsidiary under the 423 Component will not be a Designated Subsidiary under the Non-423 Component.

“Fair Market Value of the Shares” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange the closing sales price for Shares as quoted on such exchange for the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion in accordance with applicable laws.

“Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

“Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following an Exercise Date within an Offering and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.

“Registration Date” means the date upon which the registration statement on Form F-1 that is filed by the Company with respect to its initial public offering is declared effective by the U.S. Securities and Exchange Commission.

“Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. In the case of Participants who are employed in the UK, the termination date of their employment will be the date they give, or are given, notice of termination of their employment unless the Administrator decides that it shall be a later date before the statutory or contractual expiry date of their notice period. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by the Company or a Designated Subsidiary, will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

If a Participant ceases to be employed by the Company or any Designated Subsidiary for any reason whatsoever (including as a result of being wrongfully or unfairly dismissed) he or she shall not be entitled, and by participating in this Plan he or she shall be deemed to have waived any possible entitlement, to any sum or benefit accrued or in prospect as a result of that participation and no such loss or curtailment shall form part of any claim for damages for breach of the Participant’s contract of employment or compensation for dismissal or any other claim whatsoever.

13. Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contributions by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that, if such special rules or sub-plans are inconsistent with the requirements of Section 423(b) of the Code, the employees subject to such special rules or sub-plans will participate in the Non-423 Component.

14. Optionees Not Shareholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the Shares covered by an Option under the Plan until such Shares have been purchased by and issued to him or her. No Participant shall have voting rights in Shares that he or she may purchase until such Shares have actually been purchased and issued by the Participant.

15. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Shares and Transactions.

(a)

If any change is made in the Shares, or subject to any Option under the Plan, without the receipt of consideration by the Company (through merger, consolidation, amalgamation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan and the share limitation subject to Section 8, if any, and the outstanding Options will be appropriately adjusted in the class(es), number of Shares and share limitations of such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

(b)

Without limitation on the preceding provisions, in the event of any corporate transaction, the Board may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under the Plan, in the number, class of or Option Price available for purchase under the Plan and in the number of the Shares which an employee is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Board’s authority under this Plan, in the event of any transaction, the Board may elect to have the Options hereunder assumed or such Options substituted by a successor entity, to terminate all outstanding Options, either prior to their expiration or upon completion of the purchase of Shares on the next Exercise Date, to shorten the Offering by setting a new Exercise Date or to take such other action deemed appropriate by the Board.

18. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that, without the approval within twelve (12) months of such Board action by the shareholders, no amendment shall be made increasing the number of Shares approved for the Plan or making any other change that would require shareholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares. If the total number of Shares that would otherwise be purchased on any Exercise Date plus the number of Shares purchased under previous Offerings under the Plan exceeds the maximum number of Shares issuable under the Plan, the Shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Shares on such Exercise Date.

20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21. Governmental Regulations. The Company’s obligation to sell and deliver Shares under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such Shares.

22. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the law of England and Wales, applied without regard to conflict of law principles.

23. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Shares, from Shares held in the treasury of the Company, or from any other proper source.

24. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan. For this purposes “tax” shall mean Federal, state and local taxes and social security taxes in the US, and their equivalent in any other jurisdiction, for which a Participant is liable by reason of the acquisition, holding or disposal of Shares under the Plan or the receipt of any other benefit in connection with it and which the Company or any Subsidiary is liable to account for on the Participant’s behalf.

25. Notification Upon Sale of Shares. Each Participant agrees, by entering the 423 Component of the Plan, to provide if requested by the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26. Effective Date and Approval of Shareholders. The Plan shall, subject to shareholder approval in accordance with applicable law, take effect upon the date immediately preceding the Registration Date.

APPENDIX A

Designated Subsidiaries

Freeline Therapeutics (Ireland) Limited

Freeline Therapeutics, Inc. (Delaware)

Freeline Therapeutics GmbH (Germany)